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                                                                   Exhibit 10.16

                                January 14, 2000

Roger Hodskins
69 Colonial Drive
Leominster, MA  01453

Dear Roger:

     This Letter Agreement sets forth the terms of your employment separation from net.Genesis Corp., a Delaware corporation (the "Company").

     1. EMPLOYMENT SEPARATION. Your employment by the Company will terminate effective January 31, 2000 (the "Separation Date").

     2.   SALARY CONTINUATION.

          A. INITIAL SIX MONTHS. You will remain on the Company's payroll and will receive your current base salary ($135,000 annually) from February 1 until August 1, 2000. In addition, you shall receive, for the first and second quarters of calendar year 2000, amounts equivalent to pro-rata portions of your 1999 incentive bonus at 100% achievement of objectives, or $41,250.00 for each such quarter. The Company will deduct from such Salary and Incentive Bonus Continuation payments withholding taxes or other similar governmental payments and charges, as required, as well as any applicable insurance premium contribution. The Salary and Annual Bonus Continuation payments described herein shall commence only upon the expiration of the seven-day period immediately following your indication of acceptance of the terms of this Letter Agreement on the signature line below. Such payments shall be made as part of the Company's regular payroll cycle. You agree that these payments described herein are above and beyond any payments otherwise owed to you under the terms of your employment with the Company, or required by law.


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Roger Hodskins
January 14, 2000
Page 2

          B. OPTIONAL THREE MONTHS. In the event that you have not obtained alternative employment, as defined below, by August 1, 2000, the Company will extend the Salary Continuation (but not Incentive Bonus Continuation) payments described in paragraph 2(A) until the earlier occurring of November 1, 2000 or the date on which you commence alternative employment. For purposes of this subsection, "Alternative Employment" means full-time employment with another employer at an annual base salary equal to or greater than 90% of your current base salary. Receipt of the payments described in this subsection will be conditioned on your written certification to the Company that you have made good faith efforts to secure alternative employment, that you have not turned down alternative employment, and that you have been unsuccessful in obtaining alternative employment.

          C. If you have not obtained alternative employment, as defined in subsection B above, by August 1, 2000, the Company will consider providing to you a secured, interest-free loan in an amount equivalent to the third-quarter portion of your incentive bonus at 100% achievement of objectives ($41,250), on such terms as you and the Company may agree upon at that time.

     3. VACATION. You will receive, in the form of additional Salary Continuation payments, the value of your unused vacation time accrued through the Separation Date, less all required withholding taxes.

     4. HEALTH COVERAGE. You shall be permitted to continue to participate in the Company's group health and dental plan, at your current coverage level and premium contribution rate, until July 31, 2000, after which your rights under the so-called COBRA statute shall attach and shall entitle you to participate in the Company's group health and dental plan at your own expense.

     5. STOCK. You and the Company have executed a "Stock Restriction and Repurchase Agreement" dated June 19, 1998 and a "Stock Restriction and Repurchase Agreement" dated September 1, 1999 (collectively, the "SRRA's"), pursuant to which you are the holder of a total of 280,000 shares of the Company's Common Stock, par value $.001 per share. The SRRA's shall remain in full force and effect, except that your final date of vesting, for purposes of assessing your entitlement to vested shares under section 3 of the SRRA and the Company's right to repurchase shares under sections 2 and 4 of the SRRA's, shall be August 5, 2000. The Company retains its right to repurchase shares not vested as of August 5, 2000. In the event of your material breach of this Letter Agreement, all vesting shall cease and the Company immediately shall have the right to repurchase any shares not then vested.

     6. RELEASE. In exchange for the consideration set forth in this Letter Agreement, you hereby irrevocably and unconditionally release, acquit and forever discharge net.Genesis Corp.,


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Roger Hodskins
January 14, 2000
Page 3

its affiliated and related corporations and each of their predecessors and successors, and each of their agents, directors, officers, trustees, attorneys, present and former employees, representatives, and related entities (collectively referred to as "the Company") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, damages and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever known or unknown, suspected or unsuspected, which you now have, own or hold, or claim to have, own or hold, or which at any time heretofore, had owned or held, or claimed to have owned or held, or which you at any time hereafter may have, own or hold, or claim to have owned or held against the Company, based upon, arising out of or in connection with any circumstance, matter or state of fact up to the date of this Letter Agreement, including but not limited to, claims or rights under any federal, state, or local statutory and/or common law in any way regulating or affecting the employment relationship, including but not limited to Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, Chapter 151B of the Massachusetts General Laws, and the Age Discrimination in Employment Act. THIS MEANS YOU MAY NOT SUE THE COMPANY FOR ANY CURRENT OR PRIOR CLAIMS ARISING OUT OF YOUR EMPLOYMENT WITH OR TERMINATION FROM THE COMPANY.

     You further agree that you will not bring any lawsuits, file any charges or complaints, or make any other demands against the Company, or further pursue any lawsuits, cases or complaints already brought, based on your employment by the Company. You further represent that you have no current or pending actions, charges, lawsuits, or complaints against the Company. You acknowledge and understand that the consideration provided for in this Letter Agreement constitutes a full, fair and complete payment for the release and waiver of all of your possible claims. You acknowledge and understand that the Company does not owe you anything for your claims in addition to the consideration set forth in this Letter Agreement.

     7. RETURN OF DOCUMENTS AND THE COMPANY PROPERTY. You agree that you will return to the Company all documents, tapes, notes, computer files, equipment and other information or materials (and all copies) in your possession which contain confidential information by January 31, 2000. You further agree that you will return to the Company any and all other documents, tapes, notes, computer files, equipment and other information or materials (and all copies) in your possession which are the property of the Company by January 31, 2000.

     8. NON-ADMISSION. Each party expressly disclaims any wrongdoing to the other and each agrees that by entering into this Letter Agreement neither admits any wrongdoing.

     9. CONFIDENTIALITY. You and the Company agree that the terms of this Letter Agreement are strictly confidential and shall not be disclosed to any other person, except that you may disclose this Letter Agreement to your immediate family, attorney, and tax and other


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Roger Hodskins
January 14, 2000
Page 4

professional advisor, and the Company may disclose this Letter Agreement to the Company employees and advisors with a need to know about the Letter Agreement, including without limitation, legal counsel, corporate officers and officials, tax consultants, human resources and payroll representatives.

     10. NON-DISPARAGEMENT. You agree that you will not make any disparaging comments concerning the Company or the Company's employment practices. The Company agrees that Larry Bohn and Lorrie Ferraro (or their respective successors) will be designated by the Company to respond to inquiries from prospective employers and will respond consistently with the substance of the letter of reference described in paragraph 11 and attached hereto as Exhibit A.

     11. REFERENCE AND EXIT POSITIONING. The Company will provide you with a letter of reference in the form attached hereto as Exhibit A, and will provide mutually-agreed upon positioning regarding your exit from the Company.

     12. ENFORCEMENT. In the event that you violate paragraphs 9 or 10 of this Letter Agreement during the six (or nine)-month period of Salary and Incentive Bonus Continuation payments described in paragraph 2, all payments described in paragraph 2 shall cease. In the event that you violate paragraphs 9 or 10 following the Salary and Incentive Bonus Continuation period, or the Company violates paragraph 10, the aggrieved party shall be entitled to an order enjoining future violations and an award of $2,500.00 in liquidated damages for each such violation.

     13. ENTIRE LETTER AGREEMENT -- OTHER AGREEMENTS. This Letter Agreement sets forth the full terms of the separation arrangement between you and the Company, and supersedes any prior oral or written understanding. Notwithstanding the previous sentence, the "Employee Confidentiality, Noncompetition and Intellectual Property Assignment Agreement" executed by you on June 25, 1998, including provisions relating to nondisclosure, noncompetition and nonsolicitation of employees, remains in full force and effect.

     14. GOVERNING LAW. This Letter Agreement will be governed by and interpreted in accordance with the substantive laws of the Commonwealth of Massachusetts without regard to conflicts of law principles.

     15. REPRESENTATIONS. You represent that you understand the various claims you could have asserted under M.G.L. c. 151B, the American with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, and other such similar laws; that you have read this Letter Agreement carefully and understand all of its provisions; that you understand that you have the right to and are advised to consult an attorney concerning this Letter


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Roger Hodskins
January 14, 2000
Page 5

Agreement and in particular the waiver of rights you might have under these laws; that the consideration received by you under this Letter Agreement is above and beyond the payments or benefits otherwise owed to you under the terms of your employment with the Company or required by law; that to the extent, if any, that you desired, you availed yourself of this right; that you have been provided at least twenty-one (21) days to consider whether to sign this Letter Agreement; and that you enter this Letter Agreement and waive any claims knowingly and willingly.

     16. EFFECTIVE DATE. This Letter Agreement shall become effective seven (7) days after it is signed. You may revoke this Letter Agreement within seven (7) days after it is signed, and it shall not become effective or enforceable until this seven (7) day revocation period has expired.

     Please indicate your acceptance of the terms of this Letter Agreement by signing below.

                                                     Very truly yours,


                                                     /s/ Larry Bohn

                                                     Larry Bohn
                                                     President and CEO


Agreed and accepted:


/s/ Roger Hodskins 1/14/2000
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Roger Hodskins


       Lorrie M. Ferraro
         Notary Public
 Commonwealth of Massachusetts
     My Commission Expires
       [illegible], 2005

[seal]
-------------------------------
Notary Public
My Commission Expires:


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